Exhibit 21

The Gap, Inc.
Subsidiary List as of February 1, 2020

Athleta (ITM) Inc.	California
Athleta LLC	Delaware
Athleta, Inc.	Delaware
Banana Republic (Apparel), LLC	California
Banana Republic (ITM) Inc.	California
Banana Republic (Japan) Y.K.	Tokyo, Japan
Banana Republic, LLC	Delaware
Corporate HQ Support Mexico, S. de R.L. de C.V.	Mexico
Direct Consumer Services, LLC	California
Forth & Towne (Japan) Y.K.	Tokyo, Japan
Gap (Apparel), LLC	California
Gap (Beijing) Commercial Co., Ltd.	Beijing, China
Gap (Canada) Inc.	Canada
Gap (France) SAS	Paris, France
Gap (Italy) Srl.	Milan, Italy
Gap (ITM) Inc.	California
Gap (Japan) K.K.	Tokyo, Japan
Gap (Puerto Rico), Inc.	Puerto Rico
Gap (RHC) B.V.	Amsterdam, The Netherlands
Gap (Shanghai) Commercial Co., Ltd.	Shanghai, China
Gap (UK Holdings) Limited	England and Wales
Gap Europe Limited	England and Wales
Gap International Sales, Inc.	Delaware
Gap International Sourcing (Americas) LLC	California
Gap International Sourcing (California), LLC	California
Gap International Sourcing (Holdings) Limited	Hong Kong
Gap International Sourcing (India) Private Limited	New Delhi, India
Gap International Sourcing (JV), LLC	California
Gap International Sourcing (U.S.A.) Inc.	California
Gap International Sourcing (Vietnam) Limited Liability Company	Vietnam
Gap International Sourcing Limited	Hong Kong
Gap International Sourcing Pte. Ltd.	Singapore
Gap International Sourcing, Inc.	California
Gap IT Services India Private Limited	India
Gap Limited	Hong Kong
Gap Services, Inc.	California
Gap Stores (Ireland) Limited	Dublin, Ireland
Gap Taiwan Limited	Taipei, Taiwan
GPS (Great Britain) Limited	England and Wales
GPS Consumer Direct, Inc.	California
GPS Corporate Facilities, Inc.	California
GPS Import Services, S. de R.L. de C.V.	Mexico

GPS Real Estate, Inc.	California
GPS Services, Inc.	California
GPS Strategic Alliances LLC	Delaware
GPSDC (New York) Inc.	Delaware
Intermix Canada Inc.	New Brunswick
Intermix Holdco Inc.	Delaware
Intermix (ITM) Inc.	California
Janie and Jack LLC	California
MB 550 TFB, LLC	Delaware
Old Navy (Apparel), LLC	California
Old Navy (Canada) Inc.	Canada
Old Navy (ITM) Inc.	California
Old Navy (Japan) Y.K.	Tokyo, Japan
Old Navy Financial Services Limited	Hong Kong
Old Navy Gift Card Services, LLC	California
Old Navy Inc.	Delaware
Old Navy International Sourcing, Inc.	California
Old Navy Services, Inc.	California
Old Navy Sourcing (Hong Kong) Limited	Hong Kong
Old Navy Sourcing (Vietnam) Limited Liability Limited	Vietnam
Old Navy Sourcing Holdings, LLC	California
Old Navy Strategic Alliances, LLC	California
Old Navy Supply Chain Management (Shanghai) Co., Ltd.	Shanghai, China
Old Navy, LLC	Delaware
ON Stores Mexico, S. de R.L. de C.V.	Mexico
ONDC (Fresno) LLC	California
Piperlime (Japan) G.K.	Tokyo, Japan
WCB Twenty-Eight Limited Partnership	Delaware